EXHIBIT 10.1

FIRST AMENDMENT

TO THE

BARRETT BUSINESS SERVICES, INC.

NONQUALIFIED DEFERRED COMPENSATION PLAN

Barrett Business Services, Inc. (the “Company”) wishes to amend the Barrett Business Services, Inc. Nonqualified Deferred Compensation Plan dated July 1, 2017 (the “Plan”).

Effective as of January 1, 2018 the Plan is amended as follows:

1.	Section 2.6 shall be deleted and replaced in it’s entirely with the following:

Compensation.  “Compensation” means (select all options that apply):

☒Salary

☒Bonus

☒Other Compensation.

☐Commissions

2.	Section 2.10(b) shall be deleted and replaced in its entirety with the following:

Form.  For In-Service Date distributions and payments commencing as a result of a Participant’s Separation from Service on or after the Participant’s Normal Retirement Date a Participant may elect to have the portion of his Elective Deferred Account and the corresponding portion of his Employer Matching Account, if any, related to amounts deferred under a Deferral Election paid to the Participant in substantially equal annual installments:

☐Over a period of three (3) years;

☐Over a period of five (5) years;

☐Over a period of ten (10) years; or

☒Over a period of up to ten (10) years

commencing on the first business day of the seventh month following the Participant’s Separation from Service.

3.	Section 2.11 shall be deleted and replaced in its entirety with the following:

Elective Deferred Account.  “Elective Deferred Account” means the bookkeeping account maintained to reflect the portion of a Participant’s:  (a) Salary, (b) Bonus, (c) Other Compensation, and (d) Commissions (as selected in Section 2.6), deferred under the Plan pursuant to Section 3 (as adjusted under Section 4).  The Elective Deferred Account shall be hypothetical in nature and shall be maintained for bookkeeping purposes only.  Neither the Plan nor the Elective Deferred Account shall hold any actual funds or assets.

4.	Section 3.3 shall be deleted and replaced in its entirety with the following:

Amounts Deferred. Commencing on the effective date, a Participant may elect to:  (complete for each item of Compensation selected in Section 2.6):

☒Defer up to 90 % of Salary.

☒Defer up to 100% of Bonus.

☒Defer up to 100% of Other Compensation.

☐Defer up to 100% of Commissions.

The amount of Compensation deferred by a Participant shall be credited to the Participant’s Elective Deferred Account as soon as administratively practicable after the date the Compensation would be paid to the Participant absent deferral.

IN WITNESS WHEREOF, Barrett Business Services. Inc. has caused the Amendment to be executed by its authorized officer, effective as specified herein.

BARRET T BUSINESS SERVICES, INC.                            ATTEST/WITNESS:

By: /s/ Gary E. Kramer                                                         By: /s/_______________

Date: 11/8/17                                                                        Date: 11/8/17

SECOND AMENDMENT

TO THE

BARRETT BUSINESS SERVICES, INC.

NONQUALIFIED DEFERRED COMPENSATION PLAN

Barrett Business Services, Inc. (the “Company”) wishes to amend the Barrett Business Services, Inc. Nonqualified Deferred Compensation Plan dated July 1, 2017 and amended on November 8, 2017 (the “Plan”).

Effective as of January 1, 2018 the Plan is amended as follows:

1.	Section 2.20 shall be deleted and replaced in it’s entirely with the following:

2.20. In-Service Date. “In-Service Date” means the first business day of any month at least five (5) years after the end of the period in which the deferred amount is earned.

IN WITNESS WHEREOF, Barrett Business Services. Inc. has caused the Amendment to be executed by its authorized officer, effective as specified herein.

BARRET T BUSINESS SERVICES, INC.

By: /s/ Gary E. Kramer

Date: 1/2/18

ATTEST/WITNESS:

By: /s/ Kim Schenk

Date: 1/2/18

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